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                                                                  EXHIBIT 10.E.1


                             AMENDMENT NO. 1 TO THE
                             1995 COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         Pursuant to Section 8.7 of the El Paso Energy Corporation 1995 Compensation Plan for Non-Employee Directors, Amended and Restated Effective as of August 1, 1998 (the "Plan"), the Plan is hereby amended as follows, effective March 9, 1999:

         Section 6.7(b) is amended to read as follows:

                  "(b) All deferred cash and deferred Common Stock under this Plan shall be paid to a Participant (or his or her Beneficiary in the case of his or her death) in the event of a Change in Control within thirty (30) days after the date of the Change in Control, or at such later time as may be required to enable the Director to avoid liability under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, no such deferred amounts shall be paid to a Participant who continues to serve as a Director of the Company or its successor, until such time said deferrals would otherwise be paid. For purposes of this Plan a "Change in Control" shall be deemed to occur: (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (b) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale, or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company; or (d) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the period.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the




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         company resulting from such merger or consolidation, or to which the
         Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition."


         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 9th day of March, 1999.


                                           EL PASO ENERGY CORPORATION


                                           By:     /s/ Joel Richards III
                                               ---------------------------------
                                                   Joel Richards III
                                                   Executive Vice President
                                                   Member of the Management
                                                      Committee
Attest:


        /s/ David L. Siddall
---------------------------------------
        Corporate Secretary








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